1 Validus Holdings, Ltd. Investor Presentation – Fourth Quarter 2016

2 This presentation may include forward‐looking statements, both with respect to us and our industry, that reflect our current views with respect  to future events and financial performance.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,”  “will,” “may” and similar statements of a future or forward‐looking nature identify forward‐looking statements. All forward‐looking statements  address matters that involve risks and uncertainties.  Accordingly, there are or will be important factors that could cause actual results to differ  materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.  We believe  that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions;  3) adequacy of Validus Holdings, Ltd.’s (“Validus” or the “Company”) risk management and loss limitation methods; 4) cyclicality of demand  and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other  regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss  reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from  one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex  infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the  business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit  and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business  ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest  rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as  well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary  statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10‐K and Form 10‐Q  and other documents on file with the Securities and Exchange Commission.  Any forward‐looking statements made in this presentation are  qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be  realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations.  We  undertake no obligation to update publicly or revise any forward‐looking statement, whether as a result of new information, future  developments or otherwise. Cautionary Note Regarding Forward‐looking Statements

3 • Since its founding in 2005, Validus has expanded its platform to include a U.S.  specialty insurer, Lloyd’s syndicate, third party reinsurance asset manager and global  reinsurer • The diversified portfolio as measured by gross premium written is comprised of 43%  insurance and 57% reinsurance for the year ended December 31, 2016 • Business plan since formation has been to focus on short‐tail lines with strategic  diversification into select longer‐tail classes • Maintained a focus on underwriting profits in conjunction with a strong balance sheet • Profitable in all 11 years of operation, 2006 through 2016 • Delivered outstanding financial results since 2007 IPO as measured by growth in book  value per diluted common share plus accumulated dividends • Active capital management, returning $3.88 billion to investors through repurchases  and dividends from Validus’ 2007 IPO through February 22, 2017 Validus – Key Accomplishments

4 Validus – Four Diversified Yet Complementary Businesses • U.S. specialty property  and casualty  underwriter • Focused on U.S. Excess and  Surplus Lines • Pioneer in the binding  authority business • 12% of 2016 GPW • Investment adviser • Focused on managing  capital for third parties and  Validus in ILS and other  property catastrophe and  specialty reinsurance  investments • AUM of $2.7 billion(1) as of  January 1, 2017 • 10% of 2016 GPW • Lloyd’s of London  Syndicate • Focused on short‐tail  specialty lines in the  Lloyd’s of London market • Market leader in War &  Terror, Energy and Marine  Classes  • 37% of 2016 GPW • Global reinsurer • Focused primarily on  treaty reinsurance,  including property cat  • Specializing in Property  CAT XOL, Marine, and  Specialty, including  Agriculture • 41% of 2016 GPW Validus Research – Provides Analytical Support Across All Platforms 1) Assets under management (AUM) of $2.7 billion includes $2.5 billion of third party investment and $0.2 billion of related party investment.

5 Validus Research ‐ Depth of Resources • Research – Validus Group’s thought leader in catastrophe risk quantification and model development – Post‐Doctoral expertise in physical and data sciences including seismology, atmospheric  sciences, hydrology, structural engineering, and statistics – Responsibility for the Validus View of Risk – derived from independent research/validation  with the agility to reflect latest science and experience in a responsive way • Catastrophe Modeling – Rigorous analyses/investigations of insurance/reinsurance transactions with a heavy focus  on exposure data quality – Over 60 years of combined catastrophe modeling experience applying and evolving  industry best practice • Software Engineering – Continuous evolution of our core underwriting, portfolio and risk management systems,  including the Validus Capital Allocation and Pricing System (VCAPS)

0 1,000 2,000 3,000 4,000 5,000 6,000 Total shareholders' equity available to Validus AlphaCat AUM Validus Market Footprint of $6.4 Billion USD: Shareholders’ Equity Available to Validus + AlphaCat AUM 6 Acquisition  of Talbot 07/02/2007 Validus IPO 07/30/2007 Founding of  AlphaCat 07/29/2008 Acquisition  of IPC 09/04/2009 Launch of  AlphaCat  Sidecars 05/23/2011 Launch of  AlphaCat  Advantage  Fund  01/01/2013 Acquisition  of Longhorn  Re 04/25/2013 Launch of  AlphaCat  Opportunities  Fund 01/01/ 2016 Acquisition of  Western  World 10/02/2014 Acquisition  of Flagstone 11/30/2012 Launch of  BetaCat Fund 10/01/2014

New York Waterloo Parsippany Hamilton Miami Santiago London Dubai Singapore Boston Sydney Scottsdale Labuan Zurich Atlanta Validus Global Operating Platform 7 Global operations with offices in Bermuda, United States, United Kingdom, Australia,  Canada, Chile, Malaysia, Singapore, Switzerland and United Arab Emirates

8 11.6% Compound Annual Growth in Diluted BVPS Plus Accumulated Dividends from Company Formation Through December 31, 2016 Growth in Book Value Per Diluted Share Plus Accumulated Dividends 16.93  19.73  24.00  23.78  29.68  32.98  32.28  35.22  36.23  39.65  42.33  44.97 0.80  1.60  2.48  3.48  4.48  7.68  8.88  10.16  11.56 16.93  19.73  24.00  24.58  31.28  35.46  35.76  39.70  43.91  48.53  52.49  56.53 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Diluted BVPS Cumulative Dividends Diluted BVPS plus Accumulated Dividends

9 1) Source: SNL Financial.  2) VR starting point is Pro Forma diluted BVPS at September 30, 2007 of $20.89 as disclosed in the VR IPO Prospectus. 3) Book value per diluted share calculation includes impact of quarterly and special dividends. From VR IPO Through December 31, 2016 Compound Growth in Book Value per Diluted Share Versus Peers 14.4% 14.1% 12.5% 11.0% 10.8% 10.8% 10.7% 8.6% 5.9% 0.0% 5.0% 10.0% 15.0% 20.0% AWH ACGL RNR VR AXS RE ENH AHL AGII

10 Validus Common Shareholders’ Equity vs. Selected Peers  1) Source: SNL Financial. Peer Comparison – Q4 2016 Common Shareholders’ Equity in $US Billions 8.1 6.4 5.1 4.9 4.5 3.7 3.6 2.8 1.8 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0  RE  ACGL  AXS  ENH  RNR  VR  AWH  AHL  AGII

11 1) Source: SNL Financial. 2) Peer group includes: AWH, ACGL, AGII, AHL, AXS, ENH, RE and RNR. 3) Starting point of chart is January 1, 2007. From VR IPO Through December 31, 2016 Validus Stock Total Return Versus Peers and S&P 500 ‐50.0% ‐25.0% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% 175.0% 200.0% 225.0% 250.0% 275.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Validus Peers S&P 500

12 2016 Gross Premium Written of $2.6 Billion 1) $2.6 billion consolidated gross premiums written net of $26.7 million of intersegment eliminations. By Operating SegmentBy Class of Business Validus Re 41% Talbot 37% Western  World 12% AlphaCat 10% Validus Mix of Business Specialty 35% Property Cat  XOL 22% Other  Property 20% Marine 14% Liability 9%

13 Business Mix Development from 2010 to Today 1) Business mix based on gross premiums written net of intersegment eliminations. Mix Shift = More Specialty, Less Cat XOL and Marine 23.4% 23.2% 20.7% 16.8% 18.0% 18.8% 20.0% 28.1% 27.8% 27.6% 25.9% 21.2% 16.4% 13.0% 0.6% 0.7% 0.6% 5.6% 5.4% 6.9% 9.8% 26.4% 26.8% 30.0% 23.8% 24.4% 18.4% 13.7% 21.5% 21.4% 21.1% 27.8% 28.7% 30.6% 34.7% 2.3% 8.8% 8.6% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2010 2011 2012 2013 2014 2015 2016 Other Property Property Cat XOL AlphaCat Marine Specialty Liability

14 Insurance Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures.  2) Validus insurance underwriting income includes Western World and Talbot’s direct insurance and facultative reinsurance. 3) AGII is excluded as they do not disclose underwriting income as insurance / reinsurance.   4) RNR is excluded as they are deemed to be all reinsurance. Insurance Underwriting Income in $US Millions: 2012 ‐ 2016 396.1  307.8  239.0  189.1  73.0  30.1  (557.5) ‐600.0 ‐500.0 ‐400.0 ‐300.0 ‐200.0 ‐100.0 0.0 100.0 200.0 300.0 400.0 VR AXS ACGL AWH AHL ENH RE

15 Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures.  2) AGII is excluded as they do not disclose underwriting income as insurance / reinsurance. 3) RNR is deemed to be all reinsurance. Underwriting Income in $US Millions: 2012 ‐ 2016 3,836.6 2,487.7 1,735.7 1,722.4 1,426.2 1,279.4 991.7 719.3 (557.5) 396.1  239.0  307.8  30.1  73.0  189.1  ‐500.0 0.0 500.0 1,000.0 1,500.0 2,000.0 2,500.0 3,000.0 RE RNR VR ACGL AXS ENH AHL AWH Reinsurance Income Insurance Income

16 Validus – Growth and Diversification Gross Premiums Written in $US Millions – 2006 to 2016 1) 2014 Gross Premiums Written for Western World cover the time period from the acquisition by Validus on October 2, 2014 through  December 31, 2014. 2) The table above excludes inter‐segment eliminations. 540.8 702.1 687.8 768.1 1,089.4 1,114.5 1,132.0 1,226.7 1,118.5 1,126.8 1,111.1 286.5 709.0 919.9 981.1 1,014.1 1,078.6 1,091.9 1,101.8 1,018.8 970.7 11.8 75.7 21.6 131.1 126.8 176.1 270.4 65.2 278.5 323.2  $‐  $500.0  $1,000.0  $1,500.0  $2,000.0  $2,500.0  $3,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Validus Re Talbot AlphaCat Western World

17 Validus ‐ Adapting to Market Demand 1) 2006 was the first full year of operations for Validus. Growth and Diversification in VR’s Business Since Inception Reinsurance 100% 2006 GPW(1) $540.8 million  2016 GPW $2,648.7 million • Significant growth in GPW through  acquisitions of:  – 2007 – Talbot – 2009 – 2012: IPCRe, Flagstone,  Longhorn Re – 2014 – Western World • Improved portfolio balance in  insurance through Talbot and Western  World acquisitions • AlphaCat established in 2008 to  capitalize on the insurance linked  securities market  • Access to multiple sources of capital  to respond to business opportunities  as presented Reinsurance 57% Insurance 43%

18 Validus Business Mix – Reinsurance and Insurance 1) 2006 was the first full year of operations for Validus. 2) The above table includes inter‐segment eliminations. Gross Premiums Written in $US Millions 540.8  725.1  778.6  861.4  1,192.4  1,311.3  1,258.8  1,504.6  1,340.9  1,393.4  1,501.1  ‐ 263.5  583.9  759.8  798.1  813.4  907.6  896.5  1,017.9  1,164.1  1,147.6  540.8 988.6 1,362.5 1,621.2 1,990.6 2,124.7 2,166.4 2,401.1 2,358.9 2,557.5 2,648.7  ‐  500.0  1,000.0  1,500.0  2,000.0  2,500.0  3,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Insurance Reinsurance

19 Gross premiums written of  $339.5 million (Increase of 170.6% at Validus Re  and 22.3% at Western World) 0.8% ROAE and  6.9% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS and operating ROAE are non‐GAAP financial measures. Please refer to notes  on non‐GAAP and other financial and exposure measures found in the Appendix hereto. 2) ROAE and net operating ROAE calculations are annualized. 89.6% combined ratio  (77.6% at Validus Re, 100.9% at  Talbot and 109.2% at Western  World) Net income available  to Validus common  shareholders of  $7.8 million and  diluted EPS of $0.10 Book value per  diluted share of $44.97 0.4% growth (including  dividends) in Q4 2016 Q4 2016 Financial Results Net operating income  available to Validus common  shareholders of                $64.3 million and  diluted operating EPS           of $0.80

20 Validus Reinsurance Highlights Gross Premium Written ‐ $1.1 Billion  for the year ended Dec 31, 2016  Validus Re Overview 1) Validus Re financial reporting based on reporting of the Validus Re segment which does not include AlphaCat. 2) Other Specialty class includes Aerospace & Aviation, Agriculture, Composite, Contingency, Crisis Management, Financial, Life and A&H, Technical Lines,  Terrorism, Trade Credit, and Workers' Compensation. Other Property class includes Per Risk XOL and Proportional. Net Underwriting Income in $US Millions • Validus Re formed in October 2005 as the first operating  subsidiary of Validus Holdings, Ltd. • Headquartered in Bermuda with overseas offices in Asia,  Continental Europe and Latin America • Global provider focused primarily on treaty reinsurance  including – Property catastrophe – Marine and energy – Other specialty lines • A.M. Best rating of A (Stable); S&P Rating of A (Stable) 277.7  91.5  413.2  240.4  15.5  227.8  443.4  387.0  280.6  267.6  $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Property  Cat XOL 31% Other  Property 11% Agriculture 22% Other  Specialty 18% Marine 10% Casualty 8%

21 Validus Reinsurance – Business Mix Development GPW mix by product line 51.4% 53.0% 52.8% 49.9% 44.6% 37.0% 31.1% 20.1% 17.6% 15.3% 10.0% 10.5% 11.2% 11.5% 0.3% 0.5% 0.4% 14.4% 13.3% 23.9% 21.9% 7.4% 8.1% 8.7% 10.0% 14.5% 13.8% 18.3% 20.8% 20.9% 22.7% 15.6% 17.1% 13.5% 9.5% 0.6% 7.8% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2010 2011 2012 2013 2014 2015 2016 Property ‐ Cat XOL Other Property Agriculture Other specialty Marine Casualty

22 AlphaCat Highlights AlphaCat Overview Assets Under Management  Expressed in $US Millions 1) AlphaCat financial information based on reporting of the AlphaCat segment.  2) AlphaCat began operations in 2008, and became a stand alone segment in 2012. Q4 2016 Performance  • Generated management fee revenue of $4.7  million • Validus’ share of AlphaCat income of $6.3  million • Investment adviser managing capital for third  parties and Validus in ILS and other property  catastrophe and specialty reinsurance  investments • AlphaCat brand was established in 2008 • In 2011, AlphaCat opened access to external  investors • As of January 1, 2017, AlphaCat had $2.7 billion  in assets under management 1,533.8 2,059.5 2,498.6 346.9 326.6 242.7 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 $3,000.0 1‐Jan‐15 1‐Jan‐16 1‐Jan‐17 Third Party Related Party

23 Talbot Highlights Gross Premium Written ‐ $970.7 Million  for the year ended Dec 31, 2016 Talbot Overview Net Underwriting Income in $US Millions • Founded in 2001 and acquired by Validus in 2007 • Significant competitive position  • Focus is on short‐tail business with meaningful market  position in targeted classes • By design, Talbot is underweight in Casualty, Casualty  Treaty and Property Treaty classes • Strategically placed offices in international hubs – New  York, Miami, Santiago, Dubai, Labuan, Sydney and  Singapore 1) Talbot financial information based on reporting of the Talbot segment. 2) Energy is Downstream Energy and Power. Other includes Accident & Health and Contingency lines. Marine 27% Property 23% Political Lines 20% Energy 9% Aviation 9% Fin. Lines 5% Other 7% 79.3  45.6  78.7  72.0  10.7  85.3  169.3  108.1  136.4  32.7  $0.0 $50.0 $100.0 $150.0 $200.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

24 Talbot ‐ Lloyd’s Market Share By Class of Business 1) Source: Lloyd’s Franchise Board. 2) Percentages are calculated based on 2016 year of account gross premium written. 3) Talbot’s overall market share in Lloyd’s is 2.3% (2.4% in 2015). Key Classes of Business Underweight Classes of Business 0.1% 0.1% 0.1% 0.2% 0.2% 0.3% 0.4% 0.5% 0.5% 0.6% 0.6% 0.7% 0.7% 0.8% 0.8% 0.8% 0.9% 1.2% 1.6% 1.6% 1.8% 1.9% 2.0% 2.1% 2.3% 2.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% Professional Indemnity (US) Directors & Officers (US) Cyber Overseas Motor Property Risk XS Legal Expenses Property D&F (non‐US binder) NM General Liability (non‐US direct) Livestock & Bloodstock Property D&F (US binder) Personal Accident XL NM General Liability (US direct) Professional Indemnity (non‐US) Property Cat XL (Non‐US) Employers Liability/ WCA (US) Directors & Officers (non‐US) Property Cat XL (US) Medical Expenses Yacht Difference in Conditions Accident & Health (direct) Specie Power Generation Marine XL Energy Onshore Liability Total 2.3% 2.3% 3.0% 3.2% 3.4% 3.5% 3.6% 3.9% 4.0% 4.0% 4.1% 4.3% 4.4% 5.4% 5.5% 5.6% 6.1% 6.1% 6.9% 8.0% 11.9% 13.8% 0% 2% 4% 6% 8% 10% 12% 14% 16% Total Cargo Nuclear Property D&F (US open market) Property D&F (non‐US open market) General Aviation Marine Liability Pecuniary Space Marine Hull Financial Institutions (non‐US) Energy Offshore Property Airline Political Risks, Credit & Financial Guarantee Energy Offshore Liability Engineering Financial Institutions (US) Aviation Products/ Airport Liabilities BBB/ Crime Terrorism Aviation XL Energy Onshore Property

25 Western World Highlights Gross Premium Written ‐ $323.2 Million  for the year ended Dec 31, 2016 Western World Overview 1) Western World financial information based on reporting of the Western World segment. • Founded in 1964 and acquired by Validus in 2014 • Focused on US small enterprise business ‐ E&S  and admitted  • Contract Binding has been the historical focus ‐ primarily commercial general liability  • Western World Integrated Platform (“WWIP”) is  a technological competitive advantage  • Validus ownership provides the resources for  expansion into short‐tail classes of business  – Property:  Contract and Brokerage  – Flood  – Homeowners’ non‐admitted  • Meaningful strategic changes have already been  made: – Expanded relationships with national  wholesalers, e.g. Scottsdale office to service  Western states – Discontinued lines: Brokerage GL, Commercial  Auto and select Programs  Contract GL 49% Property 28% Program GL 11% Professional 7% Auto 4% Brokerage GL 1%

Western World – Class of Business Detail

	Contract Division	Program Division	Brokerage Professional / Casualty (discontinued Q1 2016)	Brokerage Property
2016 GPW in $US MM	$198	$74	$27	$24
% of Total	61%	23%	8%	8%
Description	• General & Professional Liability and Property Coverage on small-to-medium size commercial risks offered in 50 states • Distributed through exclusive general agents with binding authority	• General, Professional, Liability, Property and Commercial Auto plans • Distributed through affinity group program administrators • Single-class relationships, generally with 50-state binding authority	• Underwrites larger, more complex accounts • Distributed through select wholesale brokers • Business accepted from 50 states	• Commercial E&S Property Insurance • "Middle Market," Catastrophe exposed business • Distributed through select wholesale brokers • Business accepted from 50 states
Coverages	• General & Professional Liability • Property (package and monoline)	• General Liability & Professional • Commercial Auto & APD • Property • Flood	• Professional Liability (Claims made)	• ISO special, broad and basic causes of loss • Single Peril (Earthquake, Flood, Wind) • Difference in Conditions (DIC) for Earthquake and Flood
Business Classes	• Manufacturers and Contractors • Owners, Landlords and Tenants • Professional Services / Misc. Malpractice • Spectator Events	• Hospitality & Habitational • Contracted Services • Outdoor / Recreation & Amusement • Professional Services • Residential Flood	• Errors & Omissions • Management Liability • Financial Institutions	• Hotel / Motel • Habitational • Retail • Restaurants • Offices

VALIDUS GROUP

26

1) Western World financial information based on reporting of the Western World segment.

271) A full explanation and disclaimer is contained in the notes on non‐GAAP and other financial and exposure measures found in the Appendix hereto.2) 1:100 year PML as a % of capital and shareholders’ equity is based on United States Hurricane PML. 3) Validus Re net maximum zonal aggregate includes Validus share of AlphaCat limits, excludes Western World and the limits supported by the Funds  at Lloyd’s provided by Validus Re. Transparent Risk Disclosure – January 1, 2017 Portfolio Peak Zone PML Estimated Exposures to Peak Zone Property Catastrophe Losses (Expressed in thousands of U.S. Dollars) Probable Maximum Losses by Zone and Peril Consolidated (Validus Re, Talbot and Western World) Estimated Net Loss  Zones Perils 20 year return  period 50 year return  period 100 year return  period 250 year return  period Validus Re Net  Maximum Zonal  Aggregate United States Hurricane 270,984 458,487 713,318 1,011,620 1,912,290 California Earthquake 72,099 224,160 286,832 393,169 1,675,329 Europe Windstorm 85,226 195,632 246,674 431,449 1,262,636 Japan Earthquake 56,515 117,040 202,194 256,951 748,965 Japan Typhoon 60,229 123,010 210,015 256,207 704,006 1:100 year PML equal to 15.4% of quarter end capital, 19.3% of shareholders’ equity available to Validus

28 Net Probable Maximum Loss (1:100) by Zone and Peril Compared to Total Capitalization Substantial Capital Margin Above Risk Appetites 1) A full explanation and disclaimer is contained in the notes on non‐GAAP and other financial and exposure measures found in the Appendix hereto. 2) Consolidated (Validus Re, Talbot and Western World) estimated net loss 1:100 year PML as a % of total capitalization and shareholder’s equity  available to common shareholders.  3) Total capitalization equals total shareholder's equity less noncontrolling interests plus Senior Notes and Junior Subordinated Deferrable  Debentures. 4) All data points are as at January 1st. 1:100 PML Internal Risk Appetite 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2012 2013 2014 2015 2016 2017 United States Hurricane California Earthquake Europe Windstorm Japan Earthquake Japan Typhoon

Realistic Disaster Scenarios

Consolidated (Validus Re and Talbot) Estimated Exposures to Specified Loss Scenarios - As of July 1, 2016
(Expressed in millions of U.S. Dollars, except share and per share information)

Type	Catastrophe Scenarios	Description		Estimated Consolidated (Validus Re and Talbot) Net Loss	% of latest 12 Months Consolidated Net Premiums Earned
Marine	Loss of major complex	Total loss to all platforms and bridge links of a major oil complex	$	197.5	8.8%
Marine	Major cruise vessel incident	US-owned cruise vessel sunk or severely damaged		131.7	5.9%
Marine	Marine collision	Fully laden tanker collides with a cruise vessel in US waters		91.1	4.1%
Political Risks	South East Asia	Chinese economy has a "hard landing" with sharp fall in growth rates; regional contagion		118.9	5.3%
Political Risks	Russia	The Russian corporate sector struggles to deal with the effects of crashing commodity and stock prices		56.5	2.5%
Political Risks	Turkey	Severe economic crisis in Turkey due to political upheaval		54.7	2.4%
Political Risks	Nigeria	Severe economic, political and social crisis in Nigeria leads to widespread civil unrest		42.3	1.9%
Political Risks	Middle East	US and Iran escalate into military confrontation; regional contagion		27.6	1.2%
Aviation	Aviation collision	Collision of two aircraft over a major city		94.1	4.2%
Satellite	Solar flare	Large single or sequence of proton flares results in loss to all satellites in synchronous orbit		45.2	2.0%
Satellite	Generic defect	Undetected defect in a number of operational satellites causing major loss		23.7	1.1%
Terrorism	Rockefeller Center	Midtown Manhattan suffers a 2-tonne conventional bomb blast		68.4	3.0%
Terrorism	Exchange Place	Lower Manhattan suffers a 2-tonne conventional bomb blast		40.8	1.8%
Liability	Professional lines	Failure or collapse of a major corporation		37.2	1.7%
Liability	Professional lines	UK pensions mis-selling		16.3	0.7%
Cyber	Major data security breach	Simultaneous cyber-attacks on organizations within one industrial sector; loss of customer data		26.8	1.2%

29

VALIDUS GROUP

1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto.

30 Validus – Active Capital Management Expressed in millions of U.S. Dollars 1) Inception to date capital management includes $4.5 million of dividends on preferred shares. 2) Inception to date and YTD 2016 capital management actions of $3.88 billion is through February 22, 2017. Capital Management Inception to  Date of $3.88 Billion(1) • On Feb 3, 2015 Validus reset the  common share repurchase  authorization to $750.0 million  • Remaining authorization of $320.0  million • 2016 quarterly dividend of $0.35  per share increased to $0.38 in  2017 • 2016 capital management of $332.8  million  ― Common share repurchases in  2016 of $212.7 million  ― Common share dividends of  $115.6 million ― Preferred share dividends of $4.5  million Capital Management 2,704.4 944.8 230.8  Share Repurchases Common Share Dividends Special Dividend

31 Managed Investment Portfolio at December 31, 2016 • Total managed investments, cash and  cash equivalents and restricted cash of  $6.55 billion – Emphasis on the preservation of  invested assets – Provision of sufficient liquidity for  prompt payment of claims – Comprehensive portfolio disclosure • Average portfolio rating of AA‐ • Duration of 2.26 years • Q4 2016 annualized investment yield:  2.25% (Q4 2015: 1.90%) 1) Validus has $9.34 billion total investments, cash and cash equivalents and restricted cash inclusive of investments supporting AlphaCat  collateralized business. 23.4% 12.3% 10.4% 8.7% 8.0% 6.3% 6.3% 6.2% 5.1% 4.2% 3.7% 3.5% 1.5% 0.2% 0.2% 0% 5% 10% 15% 20% 25% 30% U.S. corporate U.S. Govt. and Agency Agency RMBS Bank loans ABS Cash Non‐U.S. corporate Other CMBS State and local Non‐U.S. Govt. and Agency Short term Investment affiliates Non‐Agency RMBS Restricted cash

32 Validus Invested Asset Strategy and Performance • In 2014, Validus set out to increase portfolio yield without increasing tail risk. Validus’ Chief  Investment Officer worked with our risk and financial modeling teams to establish a new  portfolio allocation • Our managed portfolio is conservatively positioned and asset allocation is continually evaluated  to balance capital preservation and liquidity needs with reasonable return expectations 1.78% 1.83% 2.02% 1.91% 1.90% 1.79% 2.34% 2.58% 2.25% 1.51% 1.62% 1.80% 1.89% 1.92% 1.91% 1.99% 2.15% 2.24% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% 2.40% 2.60% 2.80% Dec‐31‐14 Mar‐31‐15 Jun‐30‐15 Sep‐30‐15 Dec‐31‐15 Mar‐31‐16 Jun‐30‐16 Sep‐30‐16 Dec‐31‐16 Quarter Annualized Yield Rolling 4‐Quarter Annualized Yield

33 Validus Loss Reserves at December 31, 2016 • Gross reserves for losses and loss  expenses of $3.00 billion • $2.56 billion net of reinsurance • Q4 2016 notable losses included  Hurricane Matthew of $27.4 million and  New Zealand Earthquake of $22.3 million • No non‐notable losses in Q4 2016 • Favorable reserve development during Q4  2016: – Validus Re: $28.9 million – AlphaCat: $1.1 million – Talbot: $16.1 million – Western World: $0.6 million Net Favorable Reserve Development Expressed in $US Millions  Validus Gross Reserve Mix 1) Q4 notable losses relate to Validus’ share of net losses and loss expenses less reinstatement premiums. 2) Notable loss events are loss events which aggregate to over $30.0 million on a consolidated basis. Non‐notable loss events are loss events which  aggregate to over $15.0 million but less than $30.0 million on a consolidated basis. Case  Reserves 41% IBNR  Reserves 59% 208.4  246.3  71.4  56.3  32.6  41.5  50.8  59.8  (17.7) 6.5  20.3  5.3  ‐$50.0 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2014 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Non‐event Event

34 Development of Prior Period Loss Reserves by Accident Year Development of Prior Period Loss Reserves in $US Millions – 2012 to 2016 96.7  47.2  44.8  37.8  3.2  49.3  (10.4) (8.5) (5.6) (1.9) 29.0  89.9  67.5  30.1  20.3  ‐ 95.9  83.3  58.3  19.4  ‐ 72.1  91.1  41.2  ‐ 94.4  43.3  ‐ 90.7  175.0  222.6  259.2  306.1  216.2  ‐$15.0 $35.0 $85.0 $135.0 $185.0 $235.0 $285.0 $335.0 2012 2013 2014 2015 2016 Before 2010 2010 2011 2012 2013 2014 2015

35 • Global insurance and reinsurance business • Size and scale to compete effectively in targeted markets • Four distinct yet complementary operating segments • Focused on short‐tail lines with strategic diversification into select longer‐tail  classes • Profitable in all 11 years of operation  • Short duration, highly liquid, conservative balance sheet • Transparent risk disclosure Conclusion – Continue to be Well Positioned for 2017 and Beyond

APPENDIX ONE Investor Presentation

37 Gross premiums written of  $2,648.7 million (Increases of 53.5% at  AlphaCat and 16.1% at  Western World) 9.7% ROAE and  8.6% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS and operating ROAE are non‐GAAP financial measures. Please refer to notes  on non‐GAAP and other financial and exposure measures found in the Appendix hereto. 84.2% combined ratio  (71.6% at Validus Re, 95.9% at  Talbot and 107.6% at Western  World) Net income available to  Validus of  $359.4 million and  diluted EPS of $4.36 Book value  per diluted share of $44.97 9.5% growth (including  dividends) in 2016 Full Year 2016 Financial Results Net operating income  available to Validus of    $319.2 million and  diluted operating EPS           of $3.88

38 Selected Market Information at December 31, 2016 Exchange/Ticker: Share Price: Primary Shares Outstanding: Primary Market Capitalization: Annual Dividend/Yield: NYSE / “VR” $55.01 79,132,252 $4.35 billion $1.40 per share (2.54%) 1) Validus increased its quarterly common share dividend to $0.35 from $0.32 on February 2, 2016.

39 Talbot Composite Rate Index – The Benefits of Cycle Management 1) Rate index reflects the whole account rate change, as adjusted for changes in exposure, inflation, attachment point and terms and conditions. 2) All data points are as of December 31st. 100% 126% 187% 208% 206% 204% 217% 207% 197% 209% 209% 215% 221% 220% 211% 198% 186% 75% 100% 125% 150% 175% 200% 225% 250% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Abbreviated Balance Sheets

(Expressed in thousands of U.S. Dollars)

	December 31, 2016	December 31, 2015	December 31, 2014
Assets			
Fixed maturities	$ 5,543,030	$ 5,510,331	$ 5,545,231
Short-term investments	2,796,170	1,941,635	1,501,212
Investment in investment affiliates, equity method	100,431	87,673	63,506
Other investments	405,712	336,856	334,685
Cash and cash equivalents	419,976	723,109	550,401
Restricted cash	70,956	73,270	173,003
Total investments and cash	**9,336,275**	**8,672,874**	**8,168,038**
Goodwill and Intangible assets	312,350	318,016	322,821
Other assets	1,701,130	1,612,595	1,204,542
Total assets	**$ 11,349,755**	**$ 10,515,812**	**$ 10,112,564**
Liabilities			
Reserve for losses and loss expenses	$ 2,995,195	$ 2,996,567	$ 3,243,147
Unearned premiums	1,076,049	966,210	989,229
Other liabilities	685,452	789,362	599,300
Notes payable to AlphaCat investors	278,202	75,493	-
Senior notes payable	245,362	245,161	244,960
Debentures payable	537,226	537,668	539,277
Total liabilities	**$ 5,817,486**	**$ 5,610,461**	**$ 5,615,913**
Redeemable noncontrolling interest	$ 1,528,001	$ 1,111,714	$ 617,791
Shareholders' equity			
Capital	$ 961,655	$ 1,004,919	$ 1,213,614
Retained earnings	2,876,636	2,634,056	2,372,972
Total shareholders' equity available to Validus	**3,838,291**	**3,638,975**	**3,586,586**
Noncontrolling interest	**165,977**	**154,662**	**292,274**
Total shareholders' equity	**4,004,268**	**3,793,637**	**3,878,860**
Total liabilities, noncontrolling interests and shareholders' equity	**$ 11,349,755**	**$ 10,515,812**	**$ 10,112,564**
Debt to total capitalization	*3.9%*	*4.3%*	*4.6%*
Debt and hybrids to total capitalzation	*12.4%*	*13.8%*	*14.9%*
Investments and cash to equity	*233.2%*	*228.6%*	*210.6%*

VALIDUS GROUP

1) A full explanation and disclaimer is contained in the note on non-GAAP financial and other measures found in the Appendix hereto.
2) Capital as at December 31, 2016 includes $150.0 million of 5.875% Non-Cumulative Preferred Shares, Series A.

40

Net Operating Income Available to Validus Reconciliation

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income available to Validus Common Shareholders, Net Operating Income per share available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity

(Expressed in thousands of U.S. Dollars, except share and per share information)

	Three Months Ended		Year Ended	
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income available to Validus common shareholders	$ 7,767	$ 69,042	$ 359,384	$ 374,893
Adjustments for:				
Net realized (gains) losses on investments	(9,220)	2,928	(15,757)	(2,298)
Change in net unrealized losses (gains) on investments	67,460	34,862	(16,871)	32,395
(Income) loss from investment affiliates	(2,166)	1,261	2,083	(4,281)
Foreign exchange losses (gains)	901	(797)	(10,864)	8,731
Other (income) loss	(7)	(1,576)	766	1,002
Net (loss) income attributable to noncontrolling interest	(412)	(325)	457	(693)
Net operating income available to Validus common shareholders	64,323	105,395	319,198	409,749
Net investment income	(38,153)	(31,612)	(150,385)	(127,824)
Finance expenses	14,630	16,581	58,520	74,742
Dividends on preferred shares	2,203	-	4,455	-
Tax (benefit) expense	(21,147)	(756)	(19,729)	6,376
Loss from operating affiliate	-	1,708	23	3,949
Income attributable to AlphaCat investors	7,080	974	23,358	2,412
Net operating income attributable to noncontrolling interest	27,612	26,321	122,906	93,657
Underwriting income	$ 56,548	$ 118,611	$ 358,346	$ 463,061
Net operating income available to Validus common shareholders	64,323	105,395	319,198	409,749
Less: Dividends on outstanding warrants	-	-	-	(3,566)
Net operating income allocated to Validus, adjusted	$ 64,323	$ 105,395	$ 319,198	$ 406,183
Net income per share available to Validus common shareholders - diluted	$ 0.10	$ 0.81	$ 4.36	$ 4.34
Adjustments for:				
Net realized (gains) losses on investments	(0.11)	0.03	(0.19)	(0.03)
Change in net unrealized losses (gains) on investments	0.84	0.42	(0.20)	0.38
(Income) loss from investment affiliates	(0.03)	0.01	0.03	(0.05)
Foreign exchange losses (gains)	0.01	(0.01)	(0.14)	0.10
Other (income) loss	-	(0.02)	0.01	0.01
Net income (loss) income attributable to noncontrolling interest	(0.01)	-	0.01	(0.01)
Net operating income per share available to Validus common shareholders - diluted	$ 0.80	$ 1.24	$ 3.88	$ 4.74
Weighted average number of common shares and common share equivalents	80,621,967	85,181,258	82,359,460	86,426,760
Average shareholders' equity available to Validus common shareholders	3,702,956	3,641,970	3,697,114	3,641,920
Annualized return on average equity	0.8%	7.6%	9.7%	10.3%
Annualized net operating return on average equity	6.9%	11.6%	8.6%	11.3%

VALIDUS GROUP

41

421) Weighted average exercise price for those stock options that have an exercise price lower than book value per share. 2) Total shareholders’ equity available to Validus common shareholders excludes the liquidation value of the preferred shares of $150 million.  3) Using the "as‐if‐converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the  resulting common shares from exercise remain outstanding. Diluted Book Value Per Share Reconciliation (Expressed in thousands of U.S. Dollars, except share and per share information) December 31, 2016 Equity amount  Shares  Exercise Price (1)  Book value per  share  Total shareholders' equity available to Validus common shareholders (2) Book value per common share Total shareholders' equity available to Validus common shareholders $           3,688,291  79,132,252  $                   46.61  Tangible book value per common share $                   42.66  Book value per diluted common share Total shareholders' equity available to Validus common shareholders $           3,688,291  79,132,252  Assumed exercise of outstanding stock options (3) 614  26,136  $                   23.48  Unvested restricted shares ‐ 2,868,610  Book value per diluted common share $           3,688,905  82,026,998  $                   44.97  Adjustment for accumulated dividends 11.56  Diluted book value per common share plus accumulated dividends $                   56.53  Tangible book value per diluted common share $                   41.16

43 In presenting the Company’s results herein, management has included and discussed certain schedules containing underwriting income (loss), net operating income (loss)  available (attributable) to Validus, annualized return on average equity and diluted book value per common share that are not calculated under standards or rules that  comprise U.S. GAAP. Such measures are referred to as non‐GAAP. Non‐GAAP measures may be defined or calculated differently by other companies. We believe that these  measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.  The AlphaCat segment information is presented as an asset manager view and therefore is considered non‐GAAP. Underwriting income indicates the performance of the Company's core underwriting segments, excluding revenues and expenses such as net investment income (loss),  finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The  Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core  insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency  and severity. Net operating income (loss), a non‐GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments,  income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non‐recurring items. This measure focuses on the underlying fundamentals  of our operations without the influence of gains (losses) from the sale of investments, translation of non‐U.S.$ currencies and non‐recurring items. Gains (losses) from the  sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non‐U.S.$  denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus common shareholders is defined as above,  but excludes operating income (loss) available (attributable) to noncontrolling interest and dividends on preference shares.  Diluted book value per share is calculated based on total shareholders’ equity available to Validus common shareholders plus the assumed proceeds from the exercise of  outstanding stock options, divided by the sum of unvested restricted shares, stock options and share equivalents outstanding (assuming their exercise). Reconciliations to the most comparable GAAP measure for net operating income and diluted book value per share can be found on pages 41 and 42, respectively. Net loss estimates and zonal aggregates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set  forth herein are based on an Occurrence basis on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and  contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily  accurately predict actual losses, and may significantly mis‐estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses. Notes on Non‐GAAP and Other Financial and Exposure Measures

44 The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers’ compensation, and personal accident  contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include  assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms  and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the  estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might  incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as  second‐event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, there can be no assurance  that  such third party models are free of defects in the modeling logic or in the software code.   Commencing in January 2012, the Company incorporated RMS version 11 as part  of its vendor models. The Company has presented the Company Realistic Disaster Scenarios for non‐natural catastrophe events.  Twice yearly, Lloyds' syndicates, including the Company's Talbot  Syndicate 1183, are required to provide details of their potential exposures to specific disaster scenarios. Lloyds' makes its updated Realistic Disaster Scenarios (RDS)  guidance available to the market annually.   The RDS scenario specification document for 2012 can be accessed at the RDS part of the Lloyd's public website: http://www.lloyds.com/The‐Market/Tools‐and‐Resources/Research/Exposure‐Management/Realistic‐Disaster‐Scenarios The Consolidated Net Premiums Earned used in the calculation represents the net premiums earned for the year ended December 31, 2016. Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies.  These  uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above.  Should an  event occur, the modeled outcomes may prove inadequate, possibly materially so.  This may occur for a number of reasons including, legal requirements, model deficiency,  non‐modeled risks or data inaccuracies. A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the  time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal  reinsurance failure or dispute.  Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which  could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore,  the number of claims or events which may be recovered from second or subsequent events is limited.  It should also be noted that renewal dates of the reinsurance program  do not necessarily coincide with those of the inwards business written.  Where original business is not protected by risks attaching reinsurance or retrocession programs, the  programs could expire resulting in an increase in the possible net loss retained by the Company.  Investors should not rely on the information set forth in this presentation when considering an investment in the Company. The information contained in this presentation  has not been audited nor has it been subject to independent verification.  The estimates set forth herein speak only as of the date of this presentation and the Company  undertakes no obligation to update or revise such information to reflect the occurrence of future events.  The events presented reflect a specific set of prescribed  calculations and do not necessarily reflect all events that may impact the Company.   Notes on Non‐GAAP and Other Financial and Exposure Measures – Continued

Street Address:  29 Richmond Road  Pembroke, Bermuda Mailing Address:   Suite 1790 48 Par‐la‐Ville Road  Hamilton, Bermuda HM 11 Telephone: +1‐441‐278‐9000 Email: investor.relations@validusholdings.com For more information on our company, products and  management team please visit our website at:   www.validusholdings.com